Exhibit 99.1

FOOTNOTES

(1)
This statement is being filed by The Goldman Sachs Group, Inc. (“GS Group”), Goldman, Sachs & Co. (“Goldman Sachs”), GSCP V Advisors, L.L.C.  (“GSCP V Advisors”), GSCP V Offshore Advisors, L.L.C.  (“GSCP V Offshore Advisors”), GS Advisors V, L.L.C.  (“GS Advisors V”), Goldman Sachs Management GP GmbH (“GS GmbH”), GSCP VI Advisors, L.L.C.  (“GSCP VI Advisors”), GSCP VI Offshore Advisors, L.L.C.  (“GSCP VI Offshore Advisors”), GS Advisors VI, L.L.C.  (“GS Advisors VI”), GS Capital Partners V Fund, L.P. (“GS Capital V”), GS Capital Partners V Offshore Fund, L.P. (“GS V Offshore”), GS Capital Partners V GmbH & Co. KG (“GS Germany V”), GS Capital Partners V Institutional, L.P. (“GS V Institutional”), GS Capital Partners VI Fund, L.P. (“GS Capital VI”), GS Capital Partners VI Offshore Fund, L.P. (“GS VI Offshore”), GS Capital Partners VI GmbH & Co. KG (“GS Germany VI”), GS Capital Partners VI Parallel, L.P., (“GS VI Parallel” and, together with GS Capital VI, GS VI Offshore, GS Germany VI, GS Capital V, GS V Offshore, GS Germany V, and GS V Institutional, the “Funds”), PVF Holdings LLC (“PVF”), McJunkin Red Man Holding Corporation (“MRMHC”) (PVF, MRMHC, GS Group, Goldman Sachs, GSCP V Advisors, GSCP V Offshore Advisors, GS Advisors V, GS GmbH, GSCP VI Advisors, GSCP VI Offshore Advisors, GS Advisors VI, and the Funds collectively, the “Reporting Persons”). Neither the present filing nor anything contained herein shall be construed as an admission that any Reporting Person constitutes a “person” for any purpose other than for compliance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(2)
On January 30, 2007 and October 31, 2007, the Funds invested in PVF Holdings LLC (formerly, McJ Holding LLC), an entity which controls McJunkin Red Man Holding Corporation (formerly, McJ Holding Corporation). McJunkin Red Man Holding Corporation owns 100% of the equity interests of McJunkin Red Man Corporation. McJunkin Red Man Corporation previously owned the 623,521 shares of common stock, par value $0.10 per share of PrimeEnergy Corporation (“Common Stock”) reported herein as sold on June 3, 2010.

Affiliates of Goldman Sachs and GS Group are the general partner, managing general partner, managing limited partner or managing partner of the Funds.  Goldman Sachs is a wholly-owned subsidiary of GS Group.  Goldman Sachs also serves as the manager for GSCP V Advisors, GSCP V Offshore Advisors, GS Advisors V, GSCP VI Advisors, GSCP VI Offshore Advisors, GS Advisors VI, and the investment manager for GS Capital V, GS V Offshore, GS Germany V, GS V Institutional, GS Capital VI, GS VI Offshore, GS Germany VI and GS VI Parallel.

(3)
McJunkin Red Man Corporation previously owned 623,521 shares of Common Stock. Pursuant to the Merger Agreement, dated as of December 4, 2006 among McJunkin Red Man Corporation, McJunkin Red Man Holding Corporation and Hg Acquisition Corp., as amended (the “Merger Agreement”), upon a sale of shares of Common Stock by McJunkin Red Man Corporation from and after January 31, 2007, McJunkin Red Man Corporation has an obligation to remit to those persons who were the record holders of shares of McJunkin Red Man Corporation immediately prior to the effective time of the Merger (as defined in the Merger Agreement) an amount equal to 95% of the after tax proceeds from such sale.  As disclosed in Table 1, McJunkin Red Man Corporation sold 623,521 shares of Common Stock on June 3, 2010 and will distribute the proceeds in accordance with the Merger Agreement.